Exhibit 1

Joint Filer Information

Date of Event Requiring Statement:

April 15, 2009

Issuer Name and Ticker or Trading

Symbol:

X-Rite, Incorporated

Designated Filer:

OEPX, LLC

Other Joint Filers:

One Equity Partners III, L.P.

320 Park Avenue, 18th Floor

New York, NY 10022

OEP General Partner III, L.P.

320 Park Avenue, 18th Floor

New York, NY 10022

OEP Holding Corporation

320 Park Avenue, 18th Floor

New York, NY 10022

Signatures:

ONE EQUITY PARTNERS III, L.P.

By: OEP General Partner III, L.P.

                      as its general partner

By: OEP Holding Corporation

       as its general partner

       By:

/s/ Colin M. Farmer

Name: Colin M. Farmer

Title: Managing Director

OEP GENERAL PARTNER III, L.P.

By: OEP Holding Corporation

       as its general partner

       By:

/s/ Colin M. Farmer

Name: Colin M. Farmer

Title: Managing Director

OEP HOLDING CORPORATION

       By:

/s/ Colin M. Farmer

Name: Colin M. Farmer

Title: Managing Director